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                                                                    Exhibit 23.2


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-51363) pertaining to the Vencor, Inc. 1998 Incentive Compensation Plan; in the Registration Statement on Form S-8 (No. 333-51361) pertaining to the Vencor, Inc. 1998 Non-Employee Directors Stock Option Plan; in the Registration Statement on Form S-8 (No. 333-51359) pertaining to the Vencor Retirement Savings Plan; in the Registration Statement on Form S-8 (No. 333-64897) pertaining to the Vencor Retirement Savings Plan - additional shares; in the Registration Statement on Form S-8 (No. 333-61387) pertaining to the TheraTx Retirement Savings Plan; in the Registration Statement Form S-8 (No. 333-61385) pertaining to the THC Retirement Savings Plan, of our report dated April 13, 1999, with respect to the December 31, 1998 Balance Sheets and Statements of Operations, Shareholders' Equity and Cash Flows for the year ended December 31, 1998 and corresponding financial statement schedule of Vencor, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



/s/ Ernst & Young LLP
Louisville, Kentucky
March 16, 2001